Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of

FNFV Group Common Stock of

FIDELITY NATIONAL FINANCIAL, INC.

Pursuant to its Offer to Purchase Dated February 23, 2015

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, MARCH 20, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) the certificates for Shares are not immediately available and cannot be delivered prior to the Expiration Time, (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by mail, overnight courier or facsimile transmission to the Depositary on or before the Expiration Time. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By First Class, Registered or Certified Mail or Express or Overnight Delivery:

Continental Stock Transfer & Trust Company

17 Battery Place - 8th Fl

New York, NY 10004

Attention: Corporate Actions Department

By Facsimile Transmission (for eligible institutions only):

Continental Stock Transfer & Trust Company

Facsimile: (212) 616-7610

Confirm By Telephone: (800) 529-3163

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO FNF OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DO NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Fidelity National Financial, Inc., a Delaware corporation (“FNF” or the “Company”), upon the terms and subject to the conditions described in the Offer to Purchase, dated February 23, 2015 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of the Company’s FNFV Group common stock, par value $0.0001 per share (the “Shares”), at a purchase price not greater than $15.40 nor less than $14.30 per Share, pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references to Shares shall refer to the shares of FNFV Group common stock, par value $0.0001 per share, of FNF.

NUMBER OF SHARES TO BE TENDERED:              SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having FNF purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by FNF pursuant to the Offer. The undersigned understands that by agreeing to accept the purchase price as determined by FNF pursuant to the Offer, tendered Shares will be deemed to be tendered at the minimum price of $14.30 per Share. Note that this election may lower the purchase price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $14.30 per Share.

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked below. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked below. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by FNF will be purchased at such purchase price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $14.30	☐ $14.35	☐ $14.40	☐ $14.45	☐ $14.50
☐ $14.55	☐ $14.60	☐ $14.65	☐ $14.70	☐ $14.75
☐ $14.80	☐ $14.85	☐ $14.90	☐ $14.95	☐ $15.00
☐ $15.05	☐ $15.10	☐ $15.15	☐ $15.20	☐ $15.25
☐ $15.30	☐ $15.35	☐ $15.40

ODD LOTS

(See Instruction 15 of the Letter of Transmittal)

This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 Shares in the aggregate, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the purchase price, as the same will be determined by FNF in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

☐	at the price per Share indicated above in the section captioned “Auction Price Tenders: Shares Tendered at a Price Determined by Stockholder.”

CONDITIONAL TENDER

(See Instruction 14 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon FNF purchasing a specified minimum number of the Shares tendered by the tendering stockholder, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by FNF from the tendering stockholder pursuant to the terms of the Offer, none of the Shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder if any are purchased in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from the tendering stockholder, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, FNF may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s).:

Number of Shares and Certificate No(s). (if available):

☐	Check here if Shares will be tendered by book-entry transfer.

DTC Account Number:

Date:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three business days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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